UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Xiaoning Jiao to the Board of Directors

On April 21, 2020, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Ms. Xiaoning Jiao as the Chairperson and a Class III member of the Board, effective April 21, 2020, to fill the vacancy on the Board resulting from the resignation of Ms. Liu (as previously disclosed on the Current Report on Form 8-K filed on March 31, 2020), to serve until the Company’s 2022 Annual Meeting of Stockholders and her successor is duly elected and qualified, or until her earlier resignation, retirement or other termination of service. Ms. Jiao will not initially serve on any committee of the Board.

Ms. Jiao, age 50, has served as the Chief Financial Officer of Huatai Securities Co., Ltd. (“HTSC”), the ultimate parent company of the Company’s controlling stockholder, since March 5, 2020. Ms. Jiao has worked in the finance industry for over two decades and has extensive regulatory experiences. Prior to joining HTSC, she was the Deputy Director General of Department of Accounting at the China Securities Regulatory Commission (the “CSRC”) from 2014 to 2020. Prior to joining the CSRC in 2009, Ms. Jiao worked for Deloitte, Industrial and Commercial Bank of China and the Ministry of Finance. During her tenure with the CSRC, Ms. Jiao oversaw the implementation and supervision of financial information disclosure rules and regulations in the Chinese capital markets, and she participated in and advised the drafting of several important accounting standards and rules in China. She also served as a member of the M&A and Restructuring Committee of CSRC from 2014 to 2018. Ms. Jiao graduated from George Washington University with a Master's Degree in Accounting. She is a CPA both in the US and China. Ms. Jiao’s qualifications to serve on our Board are primarily based on her experience in the financial industry and her background in accounting.

Ms. Jiao will receive compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors in effect from time to time, as most recently described under the caption titled “Executive Compensation—Director Compensation” in the Company’s Final Prospectus dated July 22, 2019 (File No. 333- 232312) filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended. Ms. Jiao and the Company have entered into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2020. There are no other material plans, contracts or arrangements in which Ms. Jiao will participate in connection with her appointment.

There are no arrangements or understandings between Ms. Jiao and any other person pursuant to which Ms. Jiao was selected as a director. Ms. Jiao has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.
Date: April 23, 2020	/s/ Charles Goldman
Charles Goldman President and Chief Executive Officer